UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2020

Odyssey Semiconductor Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333- 234741	84-1766761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Brown Road

Ithaca, NY 14850

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (607) 351-9768

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

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Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2020, Odyssey Semiconductor Technologies, Inc. (the “Company”) accepted the resignations of Richard Brown as Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of the Company, and appointed Mr. Brown as Chief Technical Officer. Mr. Brown’s resignations from the aforementioned positions were not a result of any disagreements with the Company regarding its operations, policies or practices.

In light of the change of positions of Mr. Brown, the Board on the same day appointed Alex Behfar, a current Director of the Board, as Executive Chairman of the Board and Acting Chief Executive Officer of the Company. In connection with Mr. Behfar’s new appointments, the Board approved the issuance under the Company’s 2019 Equity Compensation Plan of (i) 10-year options to purchase 965,850 shares of common stock of the Company at a price of $1.50 per share, with a 24-month vesting schedule; and (ii) 10-year options to purchase 321,950 shares of common stock of the Company at a price of $1.50 per share, with a vesting schedule based on certain performance criteria to be mutually agreed to by the Board and Mr. Behfar.

Section 8 – Other Events

Item 8.01. Other Events

On March 12, 2020, the Company published a press release announcing the change of management. A copy of the press release is attached hereto as Exhibit 99.1. The information contained herein and the exhibit attached hereto shall be deemed furnished and not filed.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 12, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 24, 2020	Odyssey Semiconductor Technologies, Inc.

	By:	/s/ Alex Behfar
Name: Alex Behfar
Title: Executive Chairman and Acting Chief Executive Officer

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